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                                                                  Exhibit 5.01
                                 FORM OF OPINION,
                       ORIGINAL TO BE FILED BY AMENDMENT

                                SOMMER & BARNARD
                              Attorneys at Law, PC
                              4000 Bank One Tower
                              111 Monument Circle
                          Indianapolis, Indiana 46204


                                               April __, 2000

Board of Directors
RealMed Corporation
510 E. 96th Street
Indianapolis, Indiana 46204

     RE:  Registration Statement on Form S-1 of RealMed Corporation

Lady and Gentlemen:

     We have acted as counsel to RealMed Corporation ("RealMed") in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-1 (the "Registration Statement") which covers the registration under the Securities Act of 1933 of $5,000,000 in aggregate offering price of RealMed's common shares, no par value (the "Registered Shares").

     We have examined such records and documents, and made such investigations of law and fact as we have deemed necessary in the circumstances. The documents we have examined include, without limitation, the form of Placement Agency Agreement between RealMed and Donaldson Lufkin and Jenrette referenced in the Registration Statement (the "Placement Agency Agreement").

     Based on the examination, investigation and assumption described above, it is our opinion that, when paid for by the purchaser thereof issued and delivered by RealMed in accordance with the proposed Placement Agency Agreement, the Registered Shares will be duly authorized, validly issued, fully paid and non-assessable.

     We consent to the use of our name under the caption "LEGAL MATTERS" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.01 to the Registration Statement.

                                        Very truly yours,



                                        SOMMER & BARNARD, PC